UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2022

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01,	“Other Events”

On December 13, 2022, Moody’s Corporation (the “Company”) issued a press release (the “Early Results Press Release”) announcing the early tender results of its previously announced cash tender offer (the “Tender Offer”) to purchase for cash up to a maximum purchase amount of certain of the Company’s dollar denominated senior unsecured notes (the “Notes”), and the increase of the maximum purchase amount, as disclosed in the press release. On December 14, 2022, the Company issued a press release (the “Pricing Press Release”) announcing the pricing terms of the Tender Offer. The Tender Offer is being made upon the terms and subject to the conditions set forth in the Company’s offer to purchase, dated as of November 30, 2022.

Copies of the Early Results Press Release and Pricing Press Release are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01,	“Financial Statements and Exhibits”

(d)	Exhibits

99.1	Early Results Press Release of Moody’s Corporation dated December 13, 2022.

99.2	Pricing Press Release of Moody’s Corporation dated December 14, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022	MOODY’S CORPORATION

	By:	/s/ Elizabeth M. McCarroll
	Name:	Elizabeth M. McCarroll
	Title:	Corporate Secretary and Associate General Counsel

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